Exhibit 5

MISSOURI	KANSAS	ILLINOIS	WASHINGTON, DC	SHANGHAI	SYDNEY
ATTORNEYS AT LAW

June 27, 2005

Thermadyne Holdings Corporation

16052 Swingley Ridge Road, Suite 300

Chesterfield, Missouri 63017

Ladies and Gentlemen:

In our capacity as counsel for Thermadyne Holdings Corporation, a Delaware corporation (the “Company”), we have examined the Registration Statement on Form S-8 (the “Registration Statement”) in the form as proposed to be filed by the Company with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, on or about June 27, 2005 relating to 133,140 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), reserved for issuance pursuant to the Company’s 2005 Employee Stock Purchase Plan (the “Plan”).

In this connection, we have examined the Certificate of Incorporation and Bylaws of the Company, each as amended and restated to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or other copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.  Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

Upon the basis of the foregoing, we are of the opinion that: (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, (ii) the Shares to be issued in accordance with the Plan are duly and validly authorized, and (iii) when the Shares are issued in accordance with the Plan, they will be duly and validly issued, fully paid and non-assessable.

We hereby consent to filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

Sincerely,

/s/ ARMSTRONG TEASDALE LLP